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                            TRADE FINANCING AGREEMENT
                  SUPPLEMENT TO ACCOUNTS FINANCING AGREEMENT
                              [SECURITY AGREEMENT]


Congress Financial Corporation

1133 Avenue of the Americas
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New York, New York 10036
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Gentlemen:

     This Trade Financing Agreement ("Supplement") is a supplement to the Accounts Financing Agreement [Security Agreement] between us dated of even date herewith (the "Agreement"). This Supplement is (a) hereby incorporated into the Agreement, (b) made a part thereof and (c) subject to the other terms, conditions, covenants and warranties thereof. All terms, including capitalized terms, used herein shall have the meanings ascribed to them respectively in the Agreement, unless otherwise defined in this Supplement.

     This Supplement will confirm the terms and conditions upon which you may, from time to time in your sole discretion, assist us in establishing or opening foreign or domestic letters of credit and extend other financial accommodations for our account. Accordingly, each of us hereby agrees as follows:

SECTION 1.   CREDIT ACCOMMODATIONS

     1.1. You may, in your sole discretion, from time to time, for our account, at our request, provide one or more of the following financial accommodations to us or our designee(s): (a) issue, open, or cause the issuance or opening of letters of credit or purchase or other guaranties for the purchase of goods and services in the ordinary course of our or any such designee's business or for any other purpose approved by you, (b) assist us in establishing or opening letters of credit for such purposes by indemnifying the issuer thereof or guaranteeing our payment or performance to such issuer in connection therewith, (c) make payments for our or such designee's account in connection with such purchases. All such letters of credit or purchase or other guaranties and other financial accommodations are referred to herein individually as a "Credit" and collectively as "Credits". *and continuing **and

     1.2. The opening or issuance of any Credit shall at all times and in all respects be in your sole discretion. The amount and extent of any Credit and the terms, conditions and provisions thereof shall in all respects be determined solely by you and shall be subject to change, modification and revision by you, in your sole discretion, at any time and from time to time. The maturity of each Credit shall not exceed one hundred and eighty (180) days after opening or issuance, except in your sole discretion.

     1.3. Our loan availability under the Agreement and any other Supplements thereto shall be reduced fifty (50%) percent of the amount of all outstanding letters of credit for the importation of goods issued or caused to be issued by you or as which you indemnify the issuer thereof and one hundred (100%) percent of the amount of all other Credits or such lesser amount as you may elect in your discretion.

     1.4. All outstanding Credits shall be secured by all collateral in which you are now or hereafter granted a security interest by us or any guarantor of our Obligations. All outstanding Credits shall be deemed loans for purposes of determining whether the Maximum Credit has been exceeded.

     1.5. Except in your sole discretion, the amount of all Credits and all other commitments and obligations made or incurred by you for our account in connection therewith shall not exceed a 1,500,000 in the aggregate at any time outstanding.

     1.6. All indebtedness, liabilities, expenses and obligations of any kind paid, arising or incurred by you in connection with this Supplement, any Credit or any documents, drafts and acceptances thereunder, whether present or future, whether arising or incurred before or after termination or nonrenewal of this Agreement shall be incurred solely as an accommodation to us and for our account and constitute part of the Obligations, including without limitations; (a) all amounts due or which may become due under any Credit or any drafts or acceptances thereunder; (b) all amounts charged or chargeable to you or us by any bank or other issuer of any Credit or any correspondent which opens, issues or is otherwise involved with any Credit, including without limitation, all fees, expenses and commissions; (c) your fees, expenses and commissions; (d) duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or to the Credits or goods or documents relating thereto; and (e) all other indebtedness and obligations owed by us to you pursuant to, in connection with or arising from this Supplement, the Credits or any drafts or acceptances relating thereto.

     1.7. All such Obligations shall accrue interest at the rate provided for in the Agreement, commencing on the date any payment is made, or non-contingent obligation incurred, by you and all such Obligations shall, together with interest thereon and other sums owed by us to youhereunder, be payable and evidenced as provided in the Agreement.

     1.8. In addition to all other fees, charges and expenses payable under the Agreement, this Supplement, and to any bank or other issuer or correspondent in connection with any Credit, we agree to pay to you the following commissions for your services hereunder, which shall be due and payable on the opening or issuance of each Credit or, if the original term is extended, on the extension thereof: a charge of .2083% of such face amount for each thirty (30) days, or any portion thereof of the original term or any extension thereof. We also agree to pay you, your and any bank's, other issuer's or correspondent's customary charges for amendments, extensions and administration relating to any Credit, which charges shall be due and payable on the first day of the month following the date of incurrence and, at your option may be charged to any of our account(s) maintained by you.

     1.9. Nothing contained hereon shall be deemed or construed to grant us any right, power or authority to pledge your credit in any manner. You shall have no liability of any kind with respect to any Credit opened or issued by a bank or other issuer or any draft or acceptance with respect thereto unless and until you shall have first duly executed and delivered your guarantee or indemnification in writing with respect thereto, as provided herein.

SECTION 2.   ADDITIONAL SECURITY INTEREST

     2.1. As additional security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon, and a right to set off against, and we hereby assign, transfer, pledge and set over to you all following property acquired by us in connection with any Credit or otherwise owned by us, whether now owned or hereafter acquired (which, is and shall be deemed a part of the Collateral as defined and used in the Agreement): (a) all raw materials, work-in-process, finished goods and all other inventory and goods of whatsoever kind or nature, wherever located, including inventory or goods in transit ("Inventory"), including without limiations, all wrapping, packaging, advertising and shopping materials, and all other goods consumed in our business, all labels and other devices, names ormarks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of our right, title and interest therein and thereto; (b) documents of payments, transport and title or the equivalent thereof, including with-

-----------------
* inventory imported by us and all of the



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out limitation, original contracts, orders, invoices, checks, drafts, notes, letters of credit, documents, warehouse receipts, bills of lading, shipping receipts, dock receipts, delivery tickets and documents made available to us for the purpose of ultimate sale or exchange of Inventory or for the purpose of loading, unloading, storing, shipping, transhipping, manufacturing, processing or otherwise dealing with Inventory in a manner preliminary to their sale or exchange; (c) all books, records, other property and general intangibles relating to the foregoing; and (d) all products and proceeds of the foregoing in any form, including without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     2.2. We hereby recognize and admit that until all of the Obligations have been fully and indefeasibly paid and discharged, you may be deemed to have absolute ownership in and unqualified right to the possession and disposal of the following: (a) all property shipped under or pursuant to or in connection with any Credit or in any way related thereto and, including, but not limited to, the documents, drafts or acceptances drawn thereunder, whether or not released to us, (b) in and to all shipping documents, warehouse receipts, policies, or certificates of insurance and other documents accompanying or relative to documents, drafts or acceptances drawn under or relating to any Credit, and (c) all proceeds of each of the foregoing.

     2.3. You may, on or after occurrence of any Event of Default, exercise any or all of your rights of ownership, including the rights of possession and sale or other disposition, with or without notice to us, without liability to you and entirely at our expense and without relieving us from any Obligations.

SECTION 3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

     We hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Supplement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by you under the Agreement or any supplement thereto and the extension by you of each Credit and other financial accommodations pursuant hereto:

     3.1. All sales of any Inventory shall be made by us only in the ordinary course of business and the Accounts arising from such sales and proceeds thereof shall be and are hereby transferred and assigned to you and we confirm that your lien and security interest extends and attaches to those Accounts and proceeds.

     3.2. Except as you may otherwise specifically consent in writing prior to the opening or issuance of any Credit, all Credits shall be opened or issued to cover the actual purchase and delivery of Inventory solely for our account.

     3.3. All shipments made under any Credit are in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations.

     3.4. We assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely our risk, liability and responsibility.

     3.5. All documents, instruments, notices and statements relating to any Credit and/or the Collateral, if any, shall at your request, be promptly delivered to you.

     3.6. We shall procure promptly, or cause to be procured, any necessary licenses for the shipping of goods and comply or cause any drawer under, or beneficiary of, any Credit (or any transferee or assignee thereof), to comply with all foreign and domestic governmental laws and regulations in regard to the shipping of the Inventory, the financing thereof or payment therefor, including governmental laws and regulations pertaining to transactions involving designated foreign countries or their nationals and to furnish such certificates in that respect as you or any bank or other issuer or correspondent may at any time require.

     3.7. The only locations of any Collateral are those addresses listed on Exhibit A annexed hereto and made a part hereof. Exhibit A sets forth the owner and/or operator of the premises at such addresses, for all locations which we do not own and operate and all mortgages, if any, with respect to the premises. We shall not remove any Collateral from such locations, without your prior written consent, except for sales of Inventory in the ordinary course of our business.

     3.8. We shall at all times maintain, with financially sound and reputable insurers, casualty and hazard insurance with respect to the Collateral for not less than its full market value and against all risks to which it may be exposed. All such insurance policies shall be in such form, substance, amounts and coverage as may be reasonably satisfactory to you and shall provide for thirty (30) days' minimum prior cancellation notice in writing to you. You may act as attorney for us in obtaining, adjusting, settling, amending and cancelling such insurance. We shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Collateral specifying that the proceeds of such insurance shall be payable to you as your interests may appear and further specifying that you shall be paid regardless of any act, omission or breach of warranty by us, (b) deliver to you an original executed copy of, or executed certificate of the insurance carrier with respect to, such endorsement and, at your request, the original or a certified duplicate copy of the underlying insurance policy and (c) deliver to you such other evidence which is satisfactory to you of compliance with the provisions hereof.

     3.9. We shall promptly notify you in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in our business, assets, goodwill or condition, financial or otherwise.

     3.10. At your option, you may apply any insurance monies received at any time to the cost of repairs to or replacement for the Inventory and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as you, in your sole discretion, may determine.

     3.11. Upon your request, at any time and from time to time, we shall, at our sole cost and expense, execute and deliver to you written reports or appraisals as to the Inventory listing all locations, items and categories thereof, describing the condition of same and setting forth the lower of cost or fair market value thereof, in such form as is reasonably satisfactory to you.


     3.12. We shall (a) use, store and maintain the Inventory with all reasonable care and caution and (b) use the Inventory for lawful purposes only and in conformity with applicable laws, ordinances, regulations and insurance policies.

     3.13. We assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory and other Collateral.

SECTION 4.  INDEMNIFICATION AND RELEASE.

     4.1. We shall and do hereby indemnify you and hold you harmless from and against, and agree to pay you on demand the amount of, any and all losses, costs, claims,demands, causes of action, liabilities or expenses (collectively, "Liabilities") which you may suffer or incur arising from or in connection with any transactions or occurrences relating to any Credit, the Collateral and any documents, drafts or acceptances thereunder or relating thereto, including, but not limited to, Liabilities due to any action taken by any bank or other issuer or correspondent with respect to any Credit except for any such Liabilities arising from your own willful misconduct. We further agree to and do hereby release and hold you harmless for any acts, waivers, errors, delays or omissions, whether caused by you, by any bank or other issuer or correspondent or otherwise with respect to or relating to any Credit except for any such acts, waivers, errors, delays or omissions arising from your own willful misconduct. Our unconditional obligation to you hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Any fees, commissions or other charges made to you with respect to any Credit or other Obligations by any bank or other issuer or correspondent thereof shall be conclusive and may be charged by you to any of our account(s) maintained by you.


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all risk, loss, liabilities, charges and expenses with respect to their acts or omissions.
*, absent your own willful misconduct,

     4.3. If any Credit provides that payment is to be made by any bank, other issuer or correspondent, you shall not be responsible for the failure of any of the documents specified in any Credit to come into your possession or for any delay in connection therewith, and our obligation to make reimbursement shall not be affected by such failure or delay in the receipt by you of any such documents, absent your willful misconduct.

     4.4. We agree that any action taken by you, or any action taken by any bank or other issuer or correspondent under or in connection with any Credit, the Collateral and any documents, drafts or acceptances thereunder, shall, notwithstanding any judgment or instructions we may or may not express to the contrary or inconsistent therewith, be conclusive and binding on us and shall not create any resulting liability to you, except for your own willful misconduct or gross negligence. In furtherance thereof, you shall have the full and sole right and authority to, in good faith,: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Credits, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral; all in your sole name, and any bank or other issuer or correspondent shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from you, all without any notice to or any consent from us.

     4.5. Without your express consent and endorsement in writing, we agree not to: (a) approve or resolve any questions of non-compliance of documents;
(b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Credits, or documents, drafts or acceptances thereunder.

     4.6. Any rights, remedies, duties or obligations granted or undertaken by us to any bank or other issuer or correspondent in any application for any Credit, or any outstanding agreement relating to the opening or issuance of any Credit or acceptances or otherwise, shall be deemed to have been granted to you and apply in all respects to you and shall be in addition to any rights, remedies, duties or obligations contained herein.

     4.7. Any duties or obligations undertaken by you to any bank or other issuer or correspondent in any application for or in connection with any Credit, including any outstanding agreement relating to the opening or issuance of any Credit or otherwise, shall be deemed to have been undertaken by us and apply in all respects to us and shall be in addition to the duties or obligations contained herein.

SECTION 5.  ADDITIONAL REMEDIES

     Upon the occurence of any Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under the Agreement, this Supplement or otherwise), without notice to us, at any time and from time to time, in your discretion, with or without judicial process or the aid or assistance of others and without cost to you:

     5.1. To enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by us, take possession of the Inventory;

     5.2. To complete processing, manufacturing, repair and shipment to customers of all or any portion of the Inventory;

     5.3. To sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any of our premises or premises of any other party;

     5.4. To require us, at our expense, to assemble and make available to you any part or all of the Inventory at any place and time reasonably designated by you;

     5.5. To remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose (and if any of the Inventory consists of motor vehicles, you may use our registrations and license plates).

     IN WITNESS WHEREOF, we have caused these presents to be duly executed this 16th day of June, 1992.

                                  By:  I.C. ISAACS & COMPANY L.P.
                                  By:  ISBUYCO, INC., General Partner

                                           /s/ Robert J. Arnot
                                       By:---------------------------------

                                               Chairman
                                       Title:------------------------------

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                       EXHIBIT A TO
             TRADE FINANCING AGREEMENT SUPPLEMENT
                   LOCATIONS OF COLLATERAL

1.   I.C. Isaacs & Company, L.P.
     3840 Bank Street
     Baltimore, MD 21224

2.   Sussex Co.
     McColley & S.E. 4t Street
     Milford, DE 19963

3.   Lord Isaacs Factory Outlet
     678A North Dupont Highway
     Milford, Delaware 19963

4.   Newton Co.
     300 North Newton Avenue
     Newton, MS 39345

5.   Carthage Co.
     511 East Franklin Street
     Carthage, MS 39051

6.   Raleigh Co.
     Highway 18 West
     Box 278
     Raleigh, MS 39153

7.   1410 Broadway
     New York, NY 10018

8.   Empire State Building
     New York, NY 10118

9.   Atlanta Apparel Mart
     240 Peachtree Street, N.W.
     Suite 2200
     Atlanta, GA 30043

10.  Bayside Mdse. Mart
     150-160 Mt. Vernon Street
     Boston, MA 02125

11.  California Mart
     110 East Ninth Street
     Suite A727
     Los Angeles, CA 90079

12.  Miami International Mdse. Mart
     777 N.W. 72nd Avenue
     Miami, FL 33126

13.  Dallas Market Center
     2100 Stemmons Freeway
     Dallas, Texas 75207